Exhibit 99.1

For Immediate Release	Contacts:	Richard W. Pehlke Hudson Highland Group 312-795-4228 rich.pehlke@hhgroup.com
John D. Lovallo Ogilvy Public Relations Worldwide 212-880-5216 john.lovallo@ogilvypr.com

Hudson Highland Group Reports
2004 Third Quarter and Nine Month Results

NEW YORK, NY – October 28, 2004 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and human capital solutions, today announced financial results for the third quarter and nine months ended September 30, 2004. For the third quarter, the company reported revenue of $315.0 million and a net loss of $6.9 million, or $0.68 per basic and diluted share, which included restructuring charges of $3.0 million related to office leases.

2004 Third Quarter Highlights

•	Revenue of $315.0 million, an increase of 15.7 percent from $272.2 million for the third quarter of 2003

•	Gross margin of $116.4 million, or 37.0 percent of revenue, up 18.5 percent from $98.2 million, or 36.1 percent of revenue, for the same year ago period

•	Adjusted EBITDA of $0.6 million, which excludes the restructuring effects noted above

•	Cash and cash equivalents of $26.5 million

“Adjusted EBITDA was positive for the second consecutive quarter and cash management continues to be strong,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “All regional business units contributed positive adjusted EBITDA results, with the exception of Europe, where results were affected by seasonal weakness. North America achieved particularly strong growth in both revenue and gross margin, up 27.1 percent and 36.1 percent, respectively, from the third quarter of 2003.”

“We are encouraged by steadily improving operating trends and continued strong expense management during the year,” said Richard W. Pehlke, Hudson Highland Group executive vice president and chief financial officer. “We expect improved results in the fourth quarter over the third quarter; however, it is too early to determine if that will result in positive adjusted EBITDA for the full year.”

2004 Third Quarter Charge

For the third quarter of 2004, the company recorded restructuring charges of $3.0 million related to office leases. This included a charge of $2.6 million related to the relocation of its Highland Partners office in Toronto, Canada. The balance of the charges related to revisions to existing office lease restructuring plans. “These steps reflect the company’s continuing effort to reduce costs and increase operational efficiencies,” Pehlke added.

2004 Nine Month Results

For the first nine months of 2004, Hudson Highland Group reported revenue of $912.3 million and an operating loss of $22.4 million. Hudson Highland Group’s net loss for the first nine months of 2004 was $25.4 million, or $2.66 per basic and diluted shares.

Historical Results

On a historical basis for the third quarter ended September 30, 2003, Hudson Highland Group reported revenue of $272.2 million, an operating loss of $225.6 million, which included a goodwill impairment charge of $202.8 million. The company’s net loss for the third quarter of 2003 was $226.3 million, or $26.92 per basic and diluted shares.

For the first nine months of 2003, Hudson Highland Group reported revenue of $800.7 million and an operating loss of $278.2 million, which included a goodwill impairment charge of $202.8 million. Hudson Highland Group’s net loss for the first nine months of 2003 was $285.4 million, or $34.05 per basic and diluted shares.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call today, Thursday, October 28, 2004 at 10:30 AM EDT to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 1330308 at 10:20 AM EDT. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 1330308. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

Hudson Highland Group

Hudson Highland Group offers a full suite of specialized professional staffing, retained executive search and human capital solutions worldwide. The company employs more than 3,700 professionals serving clients and candidates in more than 20 countries through its Hudson and Highland Partners businesses. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; the company’s ability to successfully operate as an independent company and the level of costs associated therewith; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements.

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HUDSON HIGHLAND GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue	$315,029	$272,181	$912,264	$800,653

Direct costs	198,615	173,959	570,970	501,181

Gross margin	116,414	98,222	341,294	299,472

Selling, general and administrative expenses	120,165	119,082	360,573	364,420
Goodwill impairment charge	--	202,785	--	202,785
Business reorganization expenses	3,314	2,082	3,450	9,543
Merger and integration expenses (recoveries)	(317)	(102)	(354)	876

Operating loss	(6,748)	(225,625)	(22,375)	(278,152)

Other income (expense):
Other, net	128	(749)	(1,759)	(930)
Interest income (expense), net	203	(121)	(53)	(376)

Loss before provision for (benefit of) income taxes	(6,417)	(226,495)	(24,187)	(279,458)
Provision for (benefit of) income taxes	530	(221)	1,251	5,917

Net loss	$(6,947)	$(226,274)	$(25,438)	$(285,375)

Basic and diluted loss per share:
Net loss	$(.68)	$(26.92)	$(2.66)	$(34.05)
Weighted average shares outstanding	10,154	8,405	9,575	8,382

HUDSON HIGHLAND GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,528	$26,137
Accounts receivable, net	181,852	149,042
Other current assets	11,633	17,719
Due from Monster	--	5,518

Total current assets	220,013	198,416
Property and equipment, net	36,652	38,625
Other assets	8,801	11,703
Intangibles, net	6,288	2,180

	$271,754	$250,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,407	$26,495
Accrued expenses and other current liabilities	134,196	118,548
Accrued business reorganization expenses	10,158	11,543
Accrued merger and integration expenses	2,021	2,960

Total current liabilities	175,782	159,546
Accrued business reorganization expenses, non-current	7,367	14,840
Accrued merger and integration expenses, non-current	2,176	3,484
Other non-current liabilities	5,856	3,693

Total liabilities	191,181	181,563
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 10,000 shares authorized;
none issued or outstanding	--	--
Common stock, $.001 par value, 100,000 shares authorized;
issued 10,238 and 8,573 shares, respectively	10	9
Additional paid-in capital	352,465	315,130
Retained deficit	(310,239)	(284,801)
Accumulated other comprehensive income - translation
adjustments	38,567	39,023
Treasury stock, 8 shares	(230)	--

Total stockholders' equity	80,573	69,361

	$271,754	$250,924

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For the Three Months Ended September 30, 2004

	Americas	Europe	Asia Pac	Corporate and Other	Total
Revenue
Hudson	$83,013	$114,957	$102,175	$683	$300,828
Highland	11,181	1,318	1,702	--	14,201

	$94,194	$116,275	$103,877	$683	$315,029

Gross Margin
Hudson	$22,658	$43,129	$36,501	$643	$102,931
Highland	10,664	1,253	1,566	--	13,483

	$33,322	$44,382	$38,067	$643	$116,414

Adjusted EBITDA (1)
Hudson	$3,014	$(318)	$7,227	$(1,328)	$8,595
Highland	1,293	(890)	81	--	484
Corporate	--	--	--	(8,462)	(8,462)

	$4,307	$(1,208)	$7,308	$(9,790)	$617

For the Three Months Ended September 30, 2003

	Americas	Europe	Asia Pac	Corporate and Other	Total
Revenue
Hudson	$63,488	$90,316	$102,712		$256,516
Highland	10,630	3,719	1,316		15,665

	$74,118	$94,035	$104,028		$272,181

Gross Margin
Hudson	$14,618	$36,557	$32,410		$83,585
Highland	9,860	3,594	1,183		14,637

	$24,478	$40,151	$33,593		$98,222

Adjusted EBITDA (1)
Hudson	$(6,584)	$(2,164)	$2,897		$(5,851)
Highland	(573)	(1,755)	(134)		(2,462)
Corporate	--	--	--	$(7,292)	(7,292)

	$(7,157)	$(3,919)	$2,763	$(7,292)	$(15,605)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the Company’s operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For the Nine Months Ended September 30, 2004

	Americas	Europe	Asia Pac	Corporate and Other	Total
Revenue
Hudson	$235,243	$327,233	$302,805	$1,263	$866,544
Highland	32,948	5,463	7,309	--	45,720

	$268,191	$332,696	$310,114	$1,263	$912,264

Gross Margin
Hudson	$59,899	$132,382	$104,841	$1,166	$298,288
Highland	31,109	5,177	6,720	--	43,006

	$91,008	$137,559	$111,561	$1,166	$341,294

Adjusted EBITDA (1)
Hudson	$6,054	$(458)	$15,967	$(4,453)	$17,110
Highland	2,101	(1,115)	946	--	1,932
Corporate	--	--	--	(23,959)	(23,959)

	$8,155	$(1,573)	$16,913	$(28,412)	$(4,917)

For the Nine Months Ended September 30, 2003

	Americas	Europe	Asia Pac	Corporate and Other	Total
Revenue
Hudson	$211,604	$265,675	$275,812		$753,091
Highland	32,278	11,861	3,423		47,562

	$243,882	$277,536	$279,235		$800,653

Gross Margin
Hudson	$48,548	$114,667	$91,332		$254,547
Highland	30,951	10,912	3,062		44,925

	$79,499	$125,579	$94,394		$299,472

Adjusted EBITDA (1)
Hudson	$(10,774)	$(11,115)	$3,680		$(18,209)
Highland	(3,730)	(6,130)	(769)		(10,629)
Corporate	--	--	--	$(20,554)	(20,554)

	$(14,504)	$(17,245)	$2,911	$(20,554)	$(49,392)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the Company’s operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
RECONCILIATION OF ADJUSTED EBITDA TO OPERATING LOSS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Hudson
Adjusted EBITDA (1)	$8,595	$(5,851)	$17,110	$(18,209)
Business reorganization (expenses) recoveries	(706)	335	(891)	(6,205)
Merger and integration (expenses) recoveries	317	102	354	(876)
Depreciation and amortization	(3,860)	(3,377)	(11,192)	(10,324)
Goodwill impairment	--	(195,404)	--	(195,404)

Operating loss	$4,346	$(204,195)	$5,381	$(231,018)

Highland
Adjusted EBITDA (1)	$484	$(2,462)	$1,932	$(10,629)
Business reorganization (expenses)	(2,608)	(2,417)	(2,559)	(3,201)
Depreciation and amortization	(473)	(975)	(1,305)	(3,280)
Goodwill impairment	--	(7,381)	--	(7,381)

Operating loss	$(2,597)	$(13,235)	$(1,932)	$(24,491)

Corporate
Adjusted EBITDA (1)	$(8,462)	$(7,292)	$(23,959)	$(20,554)
Business reorganization expenses	--	--	--	(137)
Depreciation and amortization	(35)	(903)	(1,865)	(1,952)

Corporate expenses	$(8,497)	$(8,195)	$(25,824)	$(22,643)

Hudson Highland Group consolidated
Adjusted EBITDA (1)	$617	$(15,605)	$(4,917)	$(49,392)
Business reorganization (expenses)	(3,314)	(2,082)	(3,450)	(9,543)
Merger and integration (expenses) recoveries	317	102	354	(876)
Depreciation and amortization	(4,368)	(5,255)	(14,362)	(15,556)
Goodwill impairment	--	(202,785)	--	(202,785)

Operating loss	$(6,748)	$(225,625)	$(22,375)	$(278,152)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the Company’s operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.